NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE August 6, 2010	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Second-Quarter 2010 Financial Results;
Reaffirms Full-Year 2010 Earnings Guidance

Pepco Holdings, Inc. (NYSE: POM) today reported second quarter 2010 earnings from continuing operations of $76 million, or 34 cents per share, compared to $39 million, or 18 cents per share, in the second quarter of 2009.  The weighted average number of basic shares outstanding for the second quarter of 2010 was 223 million compared to 220 million for the second quarter of 2009.

The increase in earnings from continuing operations in the second quarter of 2010, as compared to the 2009 quarter, was driven by higher distribution revenue (primarily due to higher sales caused by warmer weather as well as higher distribution rates in certain jurisdictions), higher transmission revenue (primarily due to the accrual of true-ups for the prior rate year), higher unbilled revenue associated with Atlantic City Electric basic generation service, lower operation and maintenance expenses, and a favorable income tax adjustment.

      “Our earnings from continuing operations for the quarter reflect the positive impacts of our infrastructure investments and constructive regulatory outcomes,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “We also continue to make significant progress in executing our business plan.  We have completed the sale of Conectiv Energy’s wholesale generation business, used the sale proceeds to pay down parent company debt, and filed a natural gas base rate case for Delmarva Power.”  Rigby added, “As we continue with our infrastructure build out, we will maintain our focus on customer satisfaction and earning our authorized rates of return.”

For the six months ended June 30, 2010, earnings from continuing operations were $104 million, or 47 cents per share, compared to $80 million, or 37 cents per share, for the same period in the prior year.  There were no special items in the 2010 period.  Excluding a special item (as described below under the heading “Special Item”), earnings from continuing operations for the six months ended June 30, 2009, would have been $72 million, or 33 cents per share.  The weighted average number of basic shares outstanding for the six months ended June 30, 2010 was 223 million compared to 220 million for the same period in the prior year.

The increase in earnings from continuing operations for the six months ended June 30, 2010, compared to earnings for the same period in the prior year, excluding the special item, was driven by higher distribution revenue

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(primarily due to higher distribution rates in certain jurisdictions as well as growth in the number of customers), higher transmission revenue (primarily due to the accrual of true-ups for the prior rate year), and higher unbilled revenue associated with Atlantic City Electric basic generation service.

Discontinued Operations

On April 20, 2010, the Board of Directors of Pepco Holdings approved a plan for the disposition of Conectiv Energy.  The plan consists of the sale of the wholesale generation business, which was completed on July 1, 2010 (as further discussed below under the heading “Recent Events - Conectiv Energy Sale”), and the liquidation of all of Conectiv Energy’s remaining assets and businesses.  As a result of the plan of disposition, Conectiv Energy’s results of operations for the 2010 and 2009 quarterly and year-to-date periods are reported as discontinued operations.

Year-to-date, Pepco Holdings has incurred an after-tax loss of $122 million from discontinued operations.  Included in this loss is a $67 million after-tax write-down of the wholesale generation assets included in the Calpine sale.  The year-to-date loss also includes $50 million of after-tax unrealized losses on derivative instruments associated with Conectiv Energy’s load service business previously recorded in accumulated other comprehensive income that have been reclassified into income as a result of the intention to liquidate the load service supply contracts and related hedges.  Pepco Holdings expects these unrealized losses will be partially offset over the remainder of the year by gains from the liquidation of the load service supply contracts and other remaining assets.  Upon completion of the liquidation of Conectiv Energy’s remaining contracts and assets, Pepco Holdings currently expects the overall after-tax loss on the Conectiv Energy disposition will be in the range of $75 million to $100 million.

Earnings Guidance

Pepco Holdings reaffirms its 2010 earnings guidance range of $0.80 to $0.95 per share.  The guidance range excludes the results of discontinued operations and the impact of any special, unusual, or extraordinary items.

Recent Events

Conectiv Energy Sale

•
On July 1, 2010, Pepco Holdings completed the sale of Conectiv Energy’s wholesale power generation business to Calpine Corporation from which Pepco Holdings received proceeds of approximately $1.63 billion.  The proceeds were used to reduce Pepco Holdings debt (see debt redemptions listed below under the heading “Financing”).

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Financing

•
On July 1, 2010, Pepco Holdings repaid a $450 million bridge credit facility entered into on April 20, 2010.  The funds borrowed under this facility were used to repay $200 million in principal amount of 4% Notes due May 2010 and $250 million in principal amount of Floating Rate Notes due June 2010.

•	On July 2, 2010, Pepco Holdings repurchased $640 million in principal amount of 6.45% Notes due 2012 at an aggregate purchase price of $713 million, pursuant to a cash tender offer.

•	On July 8, 2010, Pepco Holdings redeemed the remaining $110 million balance of the outstanding 6.45% Notes due 2012 at an aggregate redemption price of $122 million.

•
On July 20, 2010, Pepco Holdings repurchased $129 million in principal amount of 6.125% Notes due 2017 at an aggregate purchase price of $145 million and $65 million in principal amount of 7.45% Notes due 2032 at an aggregate purchase price of $78 million, pursuant to a cash tender offer.

Power Delivery

•
Power Delivery electric sales were 12,056 gigawatt hours (GWhs) in the second quarter of 2010 compared to 11,323 GWhs for the same period last year.  Cooling degree days (electric service territory) increased by 77% for the three months ended June 30, 2010, compared to the same period in 2009.  Weather-adjusted electric sales of 11,457 GWhs in the second quarter of 2010 were essentially flat as compared to 11,439 GWhs for the same period last year.  Due to the adoption of distribution revenue decoupling mechanisms in Maryland and the District of Columbia, approximately 66% of forecasted 2010 electric distribution revenue is not affected by weather.

Regulatory Matters

•
On July 2, 2010, Delmarva Power filed a natural gas delivery base rate case in Delaware.  The filing seeks approval of an annual rate increase of $12 million, based on a requested return on equity of 11.00% (assuming approval of the implementation of revenue decoupling).  A decision by the Delaware Public Service Commission is expected in early 2011.

Pepco Energy Services

•
On July 22, 2010, Pepco Energy Services signed a fourth comprehensive energy savings performance contract with Prince George’s County Maryland Public Schools.  Under the contract, Pepco Energy Services will provide 103 county school system facilities with approximately $35 million in new energy infrastructure, including heating and cooling equipment, lighting and building improvements, as well as water conservation, energy controls, and renewable energy systems.

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Other

•
On July 25, 2010, the service territories of Pepco, Delmarva Power, and Atlantic City Electric were impacted by a severe storm with extremely high winds and lightning.  The storm caused significant damage to the electric system, predominantly in Pepco’s service territory.  The cost of system restoration is currently estimated to range between $10 million and $13 million.  A portion of the restoration cost will be expensed with the balance being charged to capital.  The actual cost of system restoration may vary from this estimate because a large portion of the cost relates to services provided by outside contractors and other utilities that have not yet submitted bills.

Further details regarding changes in consolidated earnings between 2010 and 2009 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission, which is available at www.pepcoholdings.com/investors.

Special Item

Management believes the special item shown below is not representative of the company’s ongoing business operations.

Reconciliation of GAAP Earnings to Earnings Excluding Special Item

Net Earnings from Continuing Operations – Millions of dollars	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reported (GAAP) Net Earnings from Continuing Operations	$76	$39	$104	$80
Special Item:
• Mirant bankruptcy settlement (net of customer sharing)	-	-	-	(8)

Net Earnings from Continuing Operations, Excluding Special Item	$76	$39	$104	$72

Earnings per Share from Continuing Operations	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reported (GAAP) Earnings per Share from Continuing Operations	$0.34	$0.18	$0.47	$0.37
Special Item:
• Mirant bankruptcy settlement (net of customer sharing)	-	-	-	(0.04)

Earnings per Share from Continuing Operations, Excluding Special Item	$0.34	$0.18	$0.47	$0.33

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Conference Call for Investors

Pepco Holdings Inc. will host a conference call to discuss second quarter results on Friday, Aug. 6 at 11 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-356-4281 before 10:55 a.m.  The pass code for the call is 67137875.  International callers may access the call by dialing 1-617-597-5395, using the same pass code, 67137875.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 85742855.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 85742855.  An audio archive will be available at PHI's Web site, http://www.pepcoholdings.com/investors.

        Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 1.9 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides retail energy saving products and sustainable services through Pepco Energy Services.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law.  These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events.  Forward-looking statements are not a guarantee of future performance or events.  They are subject to a number of uncertainties and other factors, many of which are outside the company's control.  Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors.  These uncertainties and factors could cause actual results to differ materially from such statements.  PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This information is presented solely to provide additional information to understand further the results and prospects of PHI.

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Pepco Holdings, Inc. Earnings Per Share Variance 2010 / 2009

			2nd Quarter
			Power Delivery	Pepco Energy Services	Other Non Regulated	Corporate and Other	Total PHI
2009 Net Income/(Loss) (GAAP) – Continuing Operations 1/			$0.14	$0.05	$0.04	$(0.05)	$0.18

Change from 2009 Net Income/(Loss)
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 2/	0.03	-	-	-	0.03
	-	Rate Increases (Pepco/DC, DPL/MD & DE and ACE)	0.02	-	-	-	0.02
	-	Other Distribution Revenue (primarily customer growth/rate mix)	0.02	-	-	-	0.02
•	Network Transmission (primarily true-up resulting from 2009-10 formula rate year)		0.04	-	-	-	0.04
•	ACE Basic Generation Service (primarily unbilled revenue)		0.04	-	-	-	0.04
•	Operation & Maintenance		0.02	-	-	-	0.02
•	Depreciation		(0.01)	-	-	-	(0.01)
Pepco Energy Services
•	Retail Energy Supply		-	(0.01)	-	-	(0.01)
•	Energy Services		-	-	-	-	-
Other Non-Regulated
•	Financial investment portfolio		-	-	(0.01)	-	(0.01)
Corporate and Other
•	Other, net		-	-	-	0.01	0.01
Capital Costs			-	0.01	-	(0.03)	(0.02)
Income Tax Adjustments			(0.01)	-	-	0.04	0.03

2010 Net Income/(Loss) (GAAP) – Continuing Operations 3/			$0.29	$0.05	$0.03	$(0.03)	$0.34

Discontinued Operations:
Conectiv Energy			-	-	-	(0.58)	(0.58)

Total PHI 2010 Net Income			$0.29	$0.05	$0.03	$(0.61)	$(0.24)

1/	The 2009 weighted average number of basic shares outstanding was 220 million.

2/	The impact of 20-year average weather on earnings would have been an increase in earnings of $.01 per share.

3/	The 2010 weighted average number of basic shares outstanding was 223 million.

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Pepco Holdings, Inc. Earnings Per Share Variance 2010 / 2009

			Year-to-Date
			Power Delivery	Pepco Energy Services	Other Non Regulated	Corporate and Other	Total PHI
2009 Net Income/(Loss) (GAAP) – Continuing Operations 1/			$0.33	$0.08	$0.06	$(0.10)	$0.37

2009 Special Item 2/
•	Mirant Settlement, net of customer sharing – DC jurisdiction		(0.04)	-	-	-	(0.04)

2009 Net Income/(Loss) excluding Special Item			0.29	0.08	0.06	(0.10)	0.33

Change from 2009 Net Income/(Loss)
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 3/	0.01	-	-	-	0.01
	-	Rate Increases (Pepco/DC, DPL/MD & DE and ACE)	0.04	-	-	-	0.04
	-	Other Distribution Revenue (primarily customer growth/rate mix)	0.04	-	-	-	0.04
•	Network Transmission (primarily true-up resulting from 2009-10 formula rate year)		0.04	-	-	-	0.04
•	ACE Basic Generation Service (primarily unbilled revenue)		0.05	-	-	-	0.05
•	Operation & Maintenance		(0.02)	-	-	-	(0.02)
•	Depreciation		(0.02)	-	-	-	(0.02)
•	Other, net		0.01	-	-	-	0.01
Pepco Energy Services
•	Retail Energy Supply		-	0.02	-	-	0.02
•	Energy Services		-	-	-	-	-
Other Non-Regulated
•	Financial investment portfolio		-	-	(0.01)	-	(0.01)
Corporate and Other
•	Other, net		-	-	-	0.01	0.01
Capital Costs			-	0.01	-	(0.03)	(0.02)
Income Tax Adjustments			(0.06)	-	-	0.05	(0.01)

2010 Net Income/(Loss) (GAAP) – Continuing Operations 4/			$0.38	$0.11	$0.05	$(0.07)	$0.47

Discontinued Operations:
Conectiv Energy			-	-	-	(0.55)	(0.55)

Total PHI 2010 Net Income			$0.38	$0.11	$0.05	$(0.62)	$(0.08)

1/	The 2009 weighted average number of basic shares outstanding was 220 million.

2/	Management believes the special item is not representative of the company’s ongoing business operations.

3/	The impact of 20-year average weather on earnings would have been zero.

4/	The 2010 weighted average number of basic shares outstanding was 223 million.

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SEGMENT INFORMATION

	Three Months Ended June 30, 2010
	(millions of dollars)

	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)		PHI Consolidated
Operating Revenue	$1,149	$476	$13	$(2)		$1,636
Operating Expense (b)	996	453	2	(8)		1,443
Operating Income	153	23	11	6		193
Interest Income	1	-	1	(2)		-
Interest Expense	53	5	3	28		89
Other Income	5	-	-	-		5
Income Tax Expense (Benefit)	41	8	3	(19)	(c)	33
Net Income (Loss) from Continuing Operations	65	10	6	(5)		76
Total Assets (excluding Assets Held for Sale)	10,429	653	1,462	1,442		13,986
Construction Expenditures	$194	$-	$-	$12		$206

(a)
Total Assets line item in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, substantially all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Additionally, Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(1) million for Operating Expense, $(13) million for Interest Income and $(13) million for Interest Expense.

(b)
Includes depreciation and amortization expense of $93 million, consisting of $85 million for Power Delivery, $5 million for Pepco Energy Services, $1 million for Other Non-Regulated and $2 million for Corporate and Other.

(c)	Includes $8 million state tax benefit from changed apportionment arising from the restructuring of certain PHI subsidiaries.

	Three Months Ended June 30, 2009
	(millions of dollars)

	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,095	$560	$14	$(3)	$1,666
Operating Expense (b)	995	531	1	(5)	1,522
Operating Income	100	29	13	2	144
Interest Income	1	1	1	(2)	1
Interest Expense	53	12	3	19	87
Other Income	3	-	1	1	5
Income Tax Expense (Benefit)	20	8	4	(8)	24
Net Income (Loss) from Continuing Operations	31	10	8	(10)	39
Total Assets (excluding Assets Held for Sale)	10,254	743	1,526	1,593	14,116
Construction Expenditures	$149	$3	$-	$6	$158

(a)
Total Assets line item in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, substantially all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Additionally, Corporate and Other includes intercompany amounts of $(3) million for Operating Revenue, $(1) million for Operating Expense, $(22) million for Interest Income, and $(21) million for Interest Expense.

(b)	Includes depreciation and amortization of $85 million, consisting of $79 million for Power Delivery, $5 million for Pepco Energy Services, and $1 million for Corporate and Other.

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	Six Months Ended June 30, 2010
	(millions of dollars)

	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)		PHI Consolidated
Operating Revenue	$2,411		$1,023	$26	$(5)		$3,455
Operating Expense (b)	2,165		975	3	(12)		3,131
Operating Income	246		48	23	7		324
Interest Income	1		-	2	(3)		-
Interest Expense	104		10	7	51		172
Other Income	9		1	(1)	1		10
Preferred Stock Dividends	-		-	1	(1)		-
Income Tax Expense (Benefit)	67	(c)	16	6	(31)	(d)	58
Net Income (Loss) from Continuing Operations	85		23	10	(14)		104
Total Assets (excluding Assets Held for Sale)	10,429		653	1,462	1,442		13,986
Construction Expenditures	$345		$1	$-	$18		$364

(a)
Total Assets line item in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, substantially all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Additionally, Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue, $(5) million for Operating Expense, $(25) million for Interest Income, $(25) million for Interest Expense, and $(1) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization of $182 million, consisting of $167 million for Power Delivery, $9 million for Pepco Energy Services, $1 million for Other Non-Regulated and $5 million for Corporate and Other.

(c)	Includes $8 million reversal of accrued interest income on uncertain and effectively settled state income tax positions.

(d)
Includes $8 million state tax benefit from changed apportionment arising from the restructuring of certain PHI subsidiaries and the release of $8 million of valuation allowances on deferred tax assets related to state net operating losses partially offset by a charge of $4 million to write off a deferred tax asset related to the Medicare Part D subsidy.

	Six Months Ended June 30, 2009
	(millions of dollars)

	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$2,467		$1,217	$27	$(8)	$3,703
Operating Expense (b)	2,253	(c)	1,173	2	(10)	3,418
Operating Income	214		44	25	2	285
Interest Income	2		1	2	(3)	2
Interest Expense	106		16	7	40	169
Other Income	6		1	1	-	8
Preferred Stock Dividends	-		-	1	(1)	-
Income Tax Expense (Benefit)	43		12	5	(14)	46
Net Income (Loss) from Continuing Operations	73		18	15	(26)	80
Total Assets (excluding Assets Held for Sale)	10,254		743	1,526	1,593	14,116
Construction Expenditures	$281		$6	$-	$10	$297

(a)
Total Assets line item in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, substantially all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Additionally, Corporate and Other includes intercompany amounts of $(8) million for Operating Revenue, $(3) million for Operating Expense, $(44) million for Interest Income, $(44) million for Interest Expense, and $(1) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization of $172 million, consisting of $158 million for Power Delivery, $9 million for Pepco Energy Services, $1 million for Other Non-Regulated and $4 million for Corporate and Other.

(c)	Includes $14 million ($8 million after-tax) gain related to settlement of Mirant bankruptcy claims.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009		2010	2009
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,149	$1,095	$	$2,411	$2,467
Pepco Energy Services	476	560		1,023	1,217
Other	11	11		21	19

Total Operating Revenue	1,636	1,666		3,455	3,703

Operating Expenses
Fuel and purchased energy	1,077	1,186		2,377	2,725
Other services cost of sales	35	18		47	35
Other operation and maintenance	196	201		410	405
Depreciation and amortization	93	85		182	172
Other taxes	105	89		197	179
Deferred electric service costs	(63)	(57)		(82)	(84)
Effect of settlement of Mirant bankruptcy claims	-	-		-	(14)

Total Operating Expenses	1,443	1,522		3,131	3,418

Operating Income	193	144		324	285

Other Income (Expenses)
Interest and dividend income	-	1		-	2
Interest expense	(89)	(87)		(172)	(169)
Gain (loss) from equity investments	-	2		(1)	1
Other income	5	4		11	8
Other expenses	-	(1)		-	(1)

Total Other Expenses	(84)	(81)		(162)	(159)

Income from Continuing Operations Before Income Tax Expense	109	63		162	126

Income Tax Expense related to Continuing Operations	33	24		58	46

Net Income from Continuing Operations	76	39		104	80

Loss from Discontinued Operations, net of Income Taxes	(130)	(14)		(122)	(10)

Net (Loss) Income	(54)	25		(18)	70

Retained Earnings at Beginning of Period	1,244	1,257		1,268	1,271

Dividends paid on common stock	(60)	(60)		(120)	(119)

Retained Earnings at End of Period	$1,130	$1,222	$	$1,130	$1,222

Basic and Diluted Share Information
Weighted average shares outstanding (millions)	223	220		223	220

Earnings per share of common stock from Continuing Operations	$.34	$.18		$.47	$.37

Loss per share of common stock from Discontinued Operations	(.58)	(.07)		(.55)	(.05)

Basic and diluted (loss) earnings per share	$(.24)	$.11		$(.08)	$.32

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2010	December 31, 2009
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$34	$44
Restricted cash equivalents	9	11
Accounts receivable, less allowance for uncollectible accounts of $49 million and $44 million, respectively	1,034	1,019
Inventories	129	124
Derivative assets	30	22
Prepayments of income taxes	154	167
Deferred income tax assets, net	109	126
Prepaid expenses and other	84	67
Conectiv Energy assets held for sale	281	346

Total Current Assets	1,864	1,926

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	1,804	1,801
Investment in finance leases held in trust	1,396	1,386
Income taxes receivable	134	141
Restricted cash equivalents	3	4
Assets and accrued interest related to uncertain tax positions	14	12
Derivative assets	10	16
Other	193	194
Conectiv Energy assets held for sale	19	29

Total Investments and Other Assets	4,980	4,990

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	11,745	11,431
Accumulated depreciation	(4,303)	(4,190)

Net Property, Plant and Equipment	7,442	7,241

Conectiv Energy assets held for sale	1,587	1,622

Total Property, Plant and Equipment	9,029	8,863

TOTAL ASSETS	$15,873	$15,779

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2010	December 31, 2009
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$988	$530
Current portion of long-term debt and project funding	1,051	536
Accounts payable and accrued liabilities	649	574
Capital lease obligations due within one year	7	7
Taxes accrued	99	47
Interest accrued	68	68
Derivative liabilities	73	67
Other	302	282
Liabilities associated with Conectiv Energy assets held for sale	164	191

Total Current Liabilities	3,401	2,302

DEFERRED CREDITS
Regulatory liabilities	536	613
Deferred income taxes, net	2,604	2,600
Investment tax credits	33	35
Pension benefit obligation	283	290
Other postretirement benefit obligations	416	409
Income taxes payable	7	5
Liabilities and accrued interest related to uncertain tax positions	94	96
Derivative liabilities	41	54
Other	156	147
Liabilities associated with Conectiv Energy assets held for sale	23	19

Total Deferred Credits	4,193	4,268

LONG-TERM LIABILITIES
Long-term debt	3,595	4,470
Transition bonds issued by ACE Funding	351	368
Long-term project funding	16	17
Capital lease obligations	89	92

Total Long-Term Liabilities	4,051	4,947

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value – authorized 400,000,000 shares, 223,889,619 and 222,269,895 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,251	3,227
Accumulated other comprehensive loss	(161)	(241)
Retained earnings	1,130	1,268

Total Shareholders’ Equity	4,222	4,256
Non-controlling interest	6	6

Total Equity	4,228	4,262

TOTAL LIABILITIES AND EQUITY	$15,873	$15,779

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POWER DELIVERY - SALES AND REVENUES
	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Sales (Gigawatt Hours)	2010	2009	2010	2009
Regulated T&D Electric Sales
Residential	3,773	3,448	8,650	8,222
Commercial and industrial	8,227	7,819	15,428	15,312
Other	56	56	124	126
Total Regulated T&D Electric Sales	12,056	11,323	24,202	23,660

Default Electricity Supply Sales
Residential	3,586	3,328	8,266	7,966
Commercial and industrial	1,749	2,148	3,504	4,620
Other	23	21	48	48
Total Default Electricity Supply Sales	5,358	5,497	11,818	12,634

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Electric Revenue (Millions of dollars)	2010	2009	2010	2009
Regulated T&D Electric Revenue
Residential	$149	$130	$298	$274
Commercial and industrial	224	202	407	382
Other	76	62	141	125
Total Regulated T&D Electric Revenue	$449	$394	$846	$781

Default Electricity Supply Revenue
Residential	$418	$383	$939	$900
Commercial and industrial	188	232	367	492
Other	40	27	95	86
Total Default Electricity Supply Revenue	$646	$642	$1,401	$1,478

Other Electric Revenue	$18	$19	$33	$37

Total Electric Operating Revenue	$1,113	$1,055	$2,280	$2,296

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Gas Sales and Revenue	2010	2009	2010	2009
Regulated Gas Sales (Bcf)
Residential	1	1	5	5
Commercial and industrial	1	-	3	3
Transportation and other	1	1	3	3
Total Regulated Gas Sales	3	2	11	11

Regulated Gas Revenue (Millions of dollars)
Residential	$14	$17	$69	$92
Commercial and industrial	8	11	38	53
Transportation and other	2	2	4	4
Total Regulated Gas Revenue	$24	$30	$111	$149
Other Gas Revenue	$12	$10	$20	$22

Total Gas Operating Revenue	$36	$40	$131	$171

Total Power Delivery Operating Revenue	$1,149	$1,095	$2,411	$2,467

(more)

POWER DELIVERY – CUSTOMERS
	June 30, 2010	June 30, 2009

Regulated T&D Electric Customers (in thousands)
Residential	1,628	1,614
Commercial and industrial	198	197
Other	2	2
Total Regulated T&D Electric Customers	1,828	1,813

Regulated Gas Customers (in thousands)
Residential	113	113
Commercial and industrial	9	9
Transportation and other	-	-
Total Regulated Gas Customers	122	122

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Heating Degree Days	286	410	2,593	2,846
20 Year Average	433	437	2,698	2,695
Percentage Difference from Average	-34%	-6%	-4%	6%
Percentage Difference from Prior Year	-30%		-9%

Cooling Degree Days	611	346	611	346
20 Year Average	351	353	353	356
Percentage Difference from Average	74%	-2%	73%	-3%
Percentage Difference from Prior Year	77%		77%

(more)

PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended June 30,			Six Months Ended June 30,
	2010		2009	2010		2009

Retail Electric Sales (GWh)	3,116	(3)	4,594	6,417	(3)	9,388

Retail Energy Supply (1)
Operating Revenue (2)	$442		$530	$951		$1,156
Cost of Goods Sold (2)	406		489	878		1,085
Gross Margin	36	(4)	41	73	(5)	71

Operation and Maintenance Expenses	12		12	23		28
Depreciation	3		3	6		5
Operating Expenses	15		15	29		33

Operating Income	21		26	44		38

Energy Services
Operating Revenue (2)	$39		$35	$84		$72
Cost of Goods Sold (2)	26		21	57		45
Gross Margin	13		14	27		27

Operation and Maintenance Expenses	8		8	16		14
Depreciation	2		2	4		4
Operating Expenses	10		10	20		18

Operating Income	3		4	7		9

Overhead Unallocated Cost	1		1	3		3

Operating Income	$23		$29	$48		$44

Notes:

(1)	Includes power generation.

(2)	Certain transactions among Pepco Energy Service businesses are not eliminated.

(3)	Retail electric sales decreased due to the continuing expiration of existing contracts in connection with the wind down of the retail electric and natural gas supply business.

(4)
Retail Energy Supply gross margin decreased due to lower retail electric customer loads due to the continuing expiration of existing retail supply contracts, partially offset by higher generation output due to warmer than normal weather.

(5)
Retail Energy Supply gross margin increased due to higher generation output due to warmer than normal weather, partially offset by lower retail electric customer loads due to the continuing expiration of existing retail supply contracts.

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